CONTRIBUTION AGREEMENT

                  CONTRIBUTION AGREEMENT, dated effective as of January 1, 2000 (the "Agreement"), by and among Asset Investors Operating Partnership, L.P., a Delaware limited partnership ("AIOP"),CADC Holding L.L.C., a Georgia limited liability company ("CADC Holding"), and Community Acquisition and Development Corporation, a Delaware corporation ("CADC" and, together with CADC Holding, the "Contributors").

                  WHEREAS,   the  Contributors  own  membership  interests  (the
"Interests") in the limited liability companies listed on Schedule A hereto (the "LLCs"); and

                  WHEREAS, the Contributors desire to contribute the Interests to AIOP and AIOP desires to accept such contribution upon the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                              CONTRIBUTION; CLOSING

                  I.1 Contribution. The Contributors agree to contribute, convey, assign, transfer and deliver to AIOP and AIOP agrees to accept, all of the Seller's Interests at the Closing (as herein defined) upon the terms and subject to the conditions set forth in this Agreement.

                  I.2 Consideration. In exchange for the contribution of the Interests to AIOP, at the Closing, subject to the conditions set forth in this Agreement, AIOP shall:

                           (a) issue 44,528 units of limited partnership of AIOP
("OP Units") to CADC Holding; and

                           (b) issue 44 OP Units to CADC.

                  I.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place effective as of January 1, 2000 (the "Closing Date") at 10:00 a.m. Denver time, or on such other date as the parties hereto agree.

                  I.4 Deliveries by the Contributors at the Closing. At the Closing, each of the Contributors shall deliver to AIOP (a) an executed

Assignment and Assumption of Limited Liability Company Interest Agreement in substantially the same form as Exhibit 1.4 hereto and (b) a certificate executed by an officer of each Contributor authorized to so certify on behalf of the Contributor, to the effect that all of the representations and warranties of the Contributor contained herein at Article II are true and correct as of the Closing Date.

                  I.5 Deliveries by AIOP at the Closing. At the Closing, AIOP shall deliver to the Contributors (a) a certificate executed by an officer of such Purchaser authorized to so certify on behalf of such Purchaser, to the effect that all of the representations and warranties of such Purchaser contained herein at Article III are true and correct as of the Closing Date, and
(b) certificates representing OP Units in the amounts set forth in Section 1.2 hereof.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS

                  Each Contributor represents and warrants individually but not jointly to AIOP that as of the date hereof:

                  II.1 Authority. The Contributor has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Contributor and, assuming the due authorization, execution and delivery hereof by AIOP, constitutes a valid and binding obligation of the Contributor, enforceable against it in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors and of general principles of equity.

                  II.2 No Conflict; Consents and Approvals. The execution and delivery by the Contributor of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of such Contributor's constituent documents, (ii) violate or conflict with or result in a breach or termination of or default under, any material agreement, instrument, license, judgment, order, write, injunction, decree, statute, law, ordinance, rule or regulation applicable to the Contributor or any of the property or assets of the Contributor or (iii) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation or imposition of any Lien on any material asset of the Contributor such as would reasonably be expected to materially impair the validity or enforceability of this Agreement or the ability of the Contributor to perform in any material respect, its obligations under this Agreement. No consent, approval or authorization of, or declaration, filing or registration with any court, administrative agency or commission or other governmental or regulatory authority or any other person or entity is required to be made or obtained by or with respect to the Contributor in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  II.3 Ownership. Contributor is the owner, beneficially and of record, of all of the Interests set forth opposite such Contributor's name on the signature pages hereto free and clear of all Liens. As used in this Agreement, "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against the Interests or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

                  II.4  Investment Representations.  Contributor:

                           (a) is an  "Accredited  Investor,"  as  such  term is
defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act");

                           (b)  has  had  access  to such  financial  and  other
information, and has been afforded the opportunity to ask questions of representatives of AIOP and Asset Investors Corporation, a Delaware corporation ("AIC"), and to receive answers to those questions, as it has deemed necessary in connection with its acquisition of OP Units;

                           (c)  acknowledges  that  the OP  Units  that  will be
acquired pursuant to this Agreement are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, and the OP Units, and any Common Stock, par value $0.01, of AIC (the "AIC Stock") that may be issued in exchange for OP Units tendered for redemption, have not been, and may never be, registered under the Securities Act;

                           (d) agrees not to offer, sell,  transfer or otherwise
dispose of the OP Units, or any AIC Stock issued in exchange for OP Units tendered for redemption, in the absence of registration under the Securities Act unless it delivers to AIOP and AIC an opinion of counsel reasonably satisfactory to AIOP and AIC, in form and substance satisfactory to AIOP and AIC, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities and blue sky laws;

                           (e) acknowledges that the OP Units, and any AIC Stock
issued in exchange for OP Units tendered for redemption, will be in the form of physical certificates and that, unless and until such OP Units or AIC Stock shall have been registered under the Securities Act, the certificates will bear a legend to the following effect:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY

STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                           (f) has such  knowledge  and  experience in financial
and business matters that it is capable of evaluating the merits and risks of an acquisition of the OP Units and is able to bear the economic risk of a loss of an investment in the OP Units and is not acquiring any OP Units with a view to the distribution thereof or any present intention of offering or selling any thereof in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction; and

                           (g) has been  advised by its own counsel with respect
to this Agreement and the tax implications of the contributions and transactions contemplated hereby.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF AIOP

                  AIOP represents and warrants to the Contributors that as of the date hereof:

                  III.1 Authority. It has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by AIOP, and the issuance by AIOP of the OP Units have been duly authorized by AIOP and no further action is necessary on the part of AIOP. This Agreement has been duly and validly executed and delivered by AIOP and, assuming the due execution and delivery by the Contributors, constitutes a valid and binding obligation of AIOP, enforceable against it in accordance with its terms.

                  III.2 No Conflict; Consents and Approvals. The execution and delivery by AIOP of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not,
(i) conflict with, or result in any violation of any provision of the limited partnership agreement or certificate of limited partnership of AIOP, (ii) violate or conflict with or result in a breach or termination of or default under, any material agreement, instrument, license, judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to AIOP or any of the property or assets of AIOP or (iii) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation or imposition of any Lien on any material asset of AIOP such as would reasonably be expected to materially impair the validity or enforceability of this Agreement or the ability of AIOP to perform in any material respect, its obligations under this Agreement. No consent, approval or authorization of, or declaration, filing or registration with any court, administrative agency or commission or other governmental or regulatory authority or any other person or entity is required to be made or obtained by or with respect to AIOP in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                                    COVENANTS

                  IV.1 Conduct of Business. From the date hereof through the Closing, except as expressly permitted or contemplated by this Agreement, unless AIOP shall otherwise agree in writing prior to the taking of any action prohibited by the terms of this Section, the Contributors shall cause each of the LLCs to conduct its operations and business in the ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement, prior to the Closing, without the prior written consent of AIOP, to the extent within its control, the Contributors shall not permit any of the LLCs to: (a) issue, sell, pledge or dispose of, grant or otherwise create or agree to issue, sell, pledge or dispose of, grant or otherwise create any equity interest, any debt or any securities convertible into or exchangeable for any equity interest;
(b) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any equity interest (including any options with respect to any equity interest and any security convertible or exchangeable into any equity interest); (c) declare, set aside, make any distribution, payable in cash, stock, property or otherwise, with respect to any of its equity interests, or subdivide, reclassify, recapitalize, split, combine or exchange any of its equity interests; (d) incur or become contingently liable with respect to any indebtedness or guarantee any such indebtedness or issue any debt securities or incur any other obligation or liability outside the ordinary course of business; (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity; (f) mortgage or otherwise encumber or subject to any lien of its properties or assets; (g) other than with respect to tenant leases in the ordinary course of business consistent with past practice, sell, transfer or assign any of its assets or properties; (h) other than with respect to tenant leases in the ordinary course of business consistent with past practice, enter into any contract not terminable within 30 days; (i) other than with respect to tenant leases in the ordinary course of business consistent with past practice, pay or settle any claim or liability, or enter into, amend or terminate any transaction, contract, commitment or arrangement to which it is a party.

                  IV.2 Special Election. The parties agree that with respect to the contributed real estate assets owned directly or indirectly by Contributors through limited liability companies or joint ventures, at the election of the Contributors, AIOP will either (1) use the remedial method as set out in Treasury Regulation Section 1.704-3(d) for partnership allocation purposes, or
(2) use the traditional method as set out in Treasury Regulation Section 1.704-3(b) for partnership allocation purposes and allow the Contributors to guarantee AIOP debt and/or elect to undertake an obligation to restore deficit capital accounts in an amount that is sufficient to allocate an amount of either recourse debt or partner nonrecourse debt ( as defined in Treasury Regulation
Section 1.704-2(b)(4)) that equals or exceeds such partners tax basis deficit capital accounts.

                  If the contributors elect to use the remedial method as described above, the parties agree that AIOP will maintain nonrecourse debt on the contributed properties in an amount not less than the current amount of that certain loan from GE Financial Assurance Corporation dated December 21, 1998 in the original amount of $2,654,000 secured by the Sunlake Mobile Home Park, as adjusted in the future by scheduled principal payments called for in such loan.

                  To the extent that any of the contributed real estate is sold or otherwise disposed of by AIOP in a taxable transaction other than a non-taxable like-kind exchange of property pursuant to IRC Section 1031 within five years of the date of this agreement, the Contributors' shall have the right, but not the obligation, for their OP Units to have the same characteristics as other OP Units with respect to all items of income, gain, loss, deduction and distributions other than the following: the Contributors' OP Units will receive a special allocation of depreciation and other deductions in the year of such sale and each year thereafter as necessary until the cumulative amount of such depreciation and other deductions equals the amount of gain on the taxable sale of contributed property allocated to the Contributors pursuant to IRC Section 704 (c). In no event will such special allocation be made in a year in which, after considering such special allocation, Asset Investors Corporation fails to make distributions (as defined pursuant to IRC Sections 561 and 857 (b)(2)(B)) in an amount at least equal to its taxable income for such year (as defined pursuant to IRC Section 857 (b)(2)). If the above special allocation is made to the Contributors' OP Units, then the Contributors' OP Units will also receive a special gain allocation provision whereby the Contributors will receive a priority allocation of gain under IRC Section 704
(b) and the Treasury Regulations thereunder from a sale of substantially all of AIOP's assets after five years in an amount equal to the special allocation of depreciation and other deductions that they previously received. If a Contributor redeems its OP Units prior to the date on which it has been specially allocated gains equal to the special allocation of depreciation and other deductions, the redemption consideration shall be adjusted for the difference between the fair market value per unit of the Contributor's OP Units and the fair market value per unit of OP Units not held by the Contributors.

                  IV.3 Further Assurances. Each party hereto agrees to use its best efforts to obtain all consents and approvals and to do all other things necessary for the consummation of the transactions contemplated by this Agreement. The parties agree to take such further action to deliver or cause to be delivered to each other at the Closing and at such other times thereafter as shall be reasonably agreed by such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the transactions contemplated hereby.

                                    ARTICLE V
                                   CONDITIONS

                  V.1  Conditions  to  Each  Party's   Obligations   Under  this
Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following:

                           (a) Injunctions. At the Closing Date, (i) there shall
be no injunction, restraining order, decision or decree of any nature of any United States or foreign court or governmental entity or body or competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and (ii) there shall be no suit, proceeding, or governmental investigation threatened or pending before any United States or foreign governmental entity or body of competent jurisdiction which seeks to restrain or prohibit the consummation of the transactions contemplated hereby in whole or material part, or to obtain damages or other relief in connection with the transactions contemplated hereby.

                           (b) Regulatory  Approvals.  All necessary  approvals,
authorizations and consents of all governmental entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired.

                  V.2 Conditions to Obligations of AIOP. The obligations of AIOP individually and not jointly are subject to the satisfaction at or prior to the Closing of the following conditions:

                           (a) All  proceedings to be taken by the  Contributors
in connection with the transactions contemplated by this Agreement and all documents, instruments and certificates to be delivered by each of the LLCs in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to AIOP and its counsel.

                           (b)  All   representations   and  warranties  of  the
Contributors contained herein at Article II shall be true and correct at the Closing as if made as of the Closing Date.

                           (c) There  shall not have  occurred as of the Closing
Date any material adverse condition with respect the business, properties, financial condition or prospects of the LLCs.

                           (d) There  shall  not be in effect as of the  Closing
Date any writ, judgment, injunction, decree or similar order of any court restraining, or enjoining or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

                  V.3  Conditions  to  Obligations  of  the  Contributors.   The
obligations of the Contributors are subject to the satisfaction at or prior to the Closing of the following conditions:

                           (a) All proceedings to be taken by AIOP in connection
with the transactions contemplated by this Agreement and all documents, instruments and certificates to be delivered by each of the LLCs in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Contributors and its counsel.

                           (b)  All   representations  and  warranties  of  AIOP
contained herein at Article III are true and correct at the Closing as if made as of the Closing Date.

                           (c) There  shall  not be in effect as of the  Closing
Date any writ, judgment, injunction, decree or similar order of any court restraining, or enjoining or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  VI.1 Survival. The representations, warranties, covenants and agreements made by the Contributors and the Purchaser in this Agreement, or in any certificate delivered by the Contributors or the Purchaser will survive until the first anniversary of Closing.

                  VI.2 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following address:

         If to the Contributors, to:

                  c/o Community Acquisition and Development Corporation 2 Ponds Edge Drive
                  P.O. Box 500

                  Chadds Ford, Pennsylvania 19317
                  Attention:  President
                  Telephone: (610) 388-9600
                  Fax: (610) 388-9616

         If to AIOP, to:

                  Asset Investors Operating Partnership, L.P.
                  c/o Asset Investors Corporation
                  3410 South Galena Street, Suite 210
                  Denver, Colorado 80231
                  Attention:  David Becker
                  Telephone:  (303) 614-9422
                  Fax:  (303) 614-9401

         with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California 90071
                  Attention:  Michael V. Gisser
                  Telephone:  (213) 687-5000
                  Fax:  (213) 687-5600


                  VI.3 Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                  VI.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  VI.5 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  VI.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party.

                  VI.7 Entire Agreement. This Agreement represents the entire Agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

                  VI.8  Governing  Law.  This  Agreement   shall  be  construed,
interpreted, and governed in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law.

                  VI.9 No Third Party Beneficiaries. No person or entity other than the parties hereto is an intended beneficiary of this Agreement or any portion hereof.


                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above written.


                                      ASSET INVESTORS OPERATING PARTNERSHIP,
                                      L.P., a Delaware limited partnership

                                      By:      Asset Investors Corporation
                                      Its:     General Partner

                                      By:  /s/David M. Becker
                                           -----------------------
                                               David M. Becker
                                      Its:     Chief Financial Officer


                                      CADC HOLDING L.L.C.,
                                      a Georgia limited liability company

                                      By:      Community Acquisition and
                                               Development Corporation
                                      Its:     Manager

                                      By:  /s/Joseph W. Gaynor
                                           -----------------------
                                      Its: President


                                      COMMUNITY ACQUISITION AND DEVELOPMENT
                                      CORPORATION, a Delaware corporation

                                      By:  /s/Joseph W. Gaynor
                                           -----------------------
                                      Its: President

                                                                      SCHEDULE A

                       LIMITED LIABILITY COMPANY INTERESTS

1.       AIOP Florida Properties I, L.L.C., a Delaware limited liability company
         CADC Holding, L.L.C.:                                              100%

2.       AIOP  Florida  Properties  II,  L.L.C.,  a Delaware  limited  liability
         company Community Acquisition and Development Corporation:         100%







                                       15